EXHIBIT 21

List of Subsidiaries

NAME OF SUBSIDIARY	STATE/PROVINCE OF FORMATION

STORE Capital Advisors, LLC	Arizona
STORE Capital Acquisitions, LLC	Delaware
STORE Investment Corporation	Delaware
STORE SPE Warehouse Funding, LLC	Delaware
STORE SPE Kitchener Holding ULC	British Columbia
STORE Master Funding I, LLC	Delaware
STORE Master Funding II, LLC	Delaware
STORE Master Funding III, LLC	Delaware
STORE Master Funding IV, LLC	Delaware
STORE Master Funding V, LLC	Delaware
STORE Master Funding VI, LLC	Delaware
STORE Master Funding VII, LLC	Delaware
STORE Pittsburgh Holding, Inc.	Pennsylvania
STORE SPE 1200 Lincoln, LLC	Delaware
STORE SPE Applebee’s 2013-1, LLC	Delaware
STORE SPE Ashley CA, LLC	Delaware
STORE SPE Austin 2013-6, LLC	Delaware
STORE SPE Belle, LLC	Delaware
STORE SPE Byron 2013-3, LLC	Delaware
STORE SPE Berry 2014-4, LLC	Delaware
STORE SPE Cicero 2013-4, LLC	Delaware
STORE SPE Columbia, LLC	Delaware
STORE SPE Corinthian, LLC	Delaware
STORE SPE LA Fitness 2013-7, LLC	Delaware
STORE SPE Liberty Lake, LLC	Delaware
STORE SPE Live Oak 2013-5, LLC	Delaware
STORE SPE O’Charley’s, LLC	Delaware
STORE SPE Parker 2014-3, LLC	Delaware
STORE SPE Perth Amboy 2014-1, LLC	Delaware
STORE SPE Securities Holding, LLC	Delaware
STORE SPE St. Augustine 2013-2, LLC	Delaware
STORE SPE Starplex, LLC	Delaware
STORE SPE State College 2013-8, LLC	Delaware
STORE SPE Sunrise, LLC	Delaware
STORE SPE Visalia, LLC	Delaware